Exhibit 99.1

Aruba Networks Announces Additional $200 Million Share Repurchase Authorization

SUNNYVALE, Calif.--(BUSINESS WIRE)--February 20, 2014--Aruba Networks, Inc. (NASDAQ: ARUN) today announced that its Board of Directors has authorized the repurchase of up to an additional $200 million of its outstanding common stock under its existing share repurchase program. The original share repurchase program was approved by the Company’s Board of Directors in June 2012 and authorized the repurchase of up to $100 million of the Company’s common stock. Subsequently, the Board of Directors increased the authorized repurchase amount under the program by an additional $200 million, in two $100 million increments, on July 12, 2013 and October 8, 2013, respectively. Substantively all of the $300 million previously authorized has been repurchased.

Under the program, purchases may be made from time to time on the open market and will be funded from available working capital. The number of shares to be purchased and the timing of purchases will be based on the price of the company’s common stock, general business and market conditions and other investment considerations. The program does not require the company to purchase any specific number of shares and may be suspended or discontinued at any time without prior notice.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding our share repurchase program and the factors that will impact the amount and timing of purchases, if any, thereunder. These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: (1) business and economic conditions and growth trends in the networking industry, our vertical markets and various geographic regions; (2) changes in overall information technology spending; (3) general political, economic and market conditions and events; (4) fluctuations in the trading volume and market price of shares of our common stock; and (5) competing future investment opportunities and alternative uses of cash; as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent reports on Forms 10-K and 10-Q filed with the SEC on September 24, 2013, and December 5, 2013, respectively, and available on Aruba’s investor relations Web site at www.arubanetworks.com and on the SEC Web site at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

A copy of this press release can be found in the news releases section of Aruba Networks’ Web site at www.arubanetworks.com.

About Aruba Networks, Inc.

Aruba Networks is a leading provider of next-generation network access solutions for the mobile enterprise. The company’s Mobile Virtual Enterprise (MOVE) architecture unifies wired and wireless network infrastructures into one seamless access solution for corporate headquarters, mobile business professionals, remote workers and guests. This unified approach to access networks dramatically improves productivity and lowers capital and operational costs.

Listed on the NASDAQ and Russell 2000® Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, and Asia Pacific regions. To learn more, visit Aruba at http://www.arubanetworks.com. For real-time news updates follow Aruba on Twitter and Facebook.

© 2014 Aruba Networks, Inc. Aruba Networks’ trademarks include Aruba Networks®, Aruba The Mobile Edge Company® (stylized), Aruba Mobility Management System®, People Move Networks Must Follow®, Mobile Edge Architecture®, RFProtect®, Green Island®, ETips®, ClientMatchTM, Virtual Intranet AccessTM, ClearPass Access Management SystemsTM, Aruba InstantTM, ArubaOSTM, xSecTM, ServiceEdgeTM, Aruba ClearPass Access Management SystemTM, AirmeshTM, AirWaveTM, Aruba CentralTM, and “ARUBA@WORKTM. All rights reserved. All other trademarks are the property of their respective owners.

CONTACT:
Aruba Networks, Inc.
Tonya Chin, 408-598-4924
Senior Director, Investor Relations
tchin@arubanetworks.com